QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

        THIS FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment") made as of the    day of May, 2005 by and among AMERIVEST PROPERTIES INC., a Maryland corporation (the "Borrower"), AMERIVEST CHATEAU INC., a Texas corporation ("Chateau") and AMERIVEST GREENHILL INC., a Texas corporation ("Greenhill"; Chateau and Greenhill are sometimes hereinafter referred to individually as "Guarantor" and collectively as "Guarantors"), KEYBANK NATIONAL ASSOCIATION, a national banking association ("KeyBank"), U.S. BANK NATIONAL ASSOCIATION("US Bank"; KeyBank, US Bank and the other lenders which may hereafter become a party to the Loan Agreement (as hereinafter defined) are hereinafter referred to collectively as the "Lenders") and KEYBANK NATIONAL ASSOCIATION, a national banking association, as agent (the "Agent").

W I T N E S S E T H:

        WHEREAS, the Borrower, Fleet National Bank ("Fleet") and Fleet, as Agent ("Original Agent") entered into that certain Revolving Credit Agreement dated November 12, 2002, as amended by that certain First Amendment to Revolving Credit Agreement dated February 6, 2003, that certain Second Amendment to Revolving Credit Agreement dated March 16, 2004, and that certain Third Amendment to Revolving Credit Agreement dated March 15, 2005 (as amended, the "Loan Agreement"); and

        WHEREAS, KeyBank has acquired the interests of Fleet under the Credit Agreement pursuant to an Assignment and Acceptance dated October 4, 2004;

        WHEREAS,    Original Agent has resigned as "Agent" under the Credit Agreement and the Agent has been appointed as successor Agent under the Credit Agreement; and

        WHEREAS, Chateau executed and delivered to the Agent a Guaranty dated as of November 25, 2002 (the "Chateau Guaranty"); and

        WHEREAS, Greenhill executed and delivered to the Agent a Guaranty dated December 3, 2003 (the "Greenhill Guaranty"; the Chateau Guaranty and the Greenhill Guaranty are hereinafter referred to collectively as the "Guaranties"); and

        WHEREAS, the Borrower, the Lenders and the Agent have agreed to modify certain provisions of the Loan Agreement; and

        WHEREAS, as a condition to such modification, the Agent and the Lenders have required that the Borrower and the Guarantors execute this Amendment; and

        NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

        1.     Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

        2.     Modification of the Loan Agreement. The Borrower, the Agent and the Lenders do hereby modify and amend the Loan Agreement by deleting the definition of "Maturity Date" in § 1.1 of the Loan Agreement in its entirety and replacing it with the following new definition of "Maturity Date":

          "Maturity Date. January 31, 2006, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof."

        3.     Waiver. The Agent and the Lenders do hereby waive the Borrower's requirement under § 3.2 (b)(x) of the Loan Agreement to make principal payments to the Agent for the respective accounts of the Lenders for application to the Loans in the aggregate principal amount of at least $2,500,000.00 between the period March 16, 2005 and July 1, 2005. The foregoing waiver shall not reduce, limit or otherwise affect the obligation of Borrower under § 3.2 (b)(y) of the Loan Agreement to make principal payments in the aggregate principal amount of at least $10,000,000.00 between March 16, 2005 and September 1, 2005. The Agent and the Lenders have made no agreement, and are in no way obligated, to grant any future extension, waiver, indulgence or consent.

        4.     References to Loan Agreement. All references in the Loan Documents to the Loan Agreement shall be deemed a reference to the Loan Agreement as modified and amended herein.

        5.     Consent of Guarantors. By execution of this Amendment, each Guarantor hereby expressly consents to the modification and amendment to the Loan Agreement as set forth herein, and the Borrower and the Guarantors hereby acknowledge, represent and agree that the Loan Documents (including without limitation the Guaranties) remain in full force and effect and constitute the valid and legally binding obligations of the Borrower and the Guarantors enforceable against such Persons in accordance with their respective terms, and that the execution and delivery of this Amendment and any other modification documents do not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower's or the Guarantors' obligations under the Loan Documents (including, without limitation, the Guaranties).

        6.     Representations. Borrower and each Guarantor represents and warrants to Agent and the Lenders as follows:

          (a)   Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of the Borrower and the Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.

          (b)   Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of the Borrower and the Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and the effect of general principles of equity.

          (c)   Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

        7.     No Default. By execution hereof, the Borrower and each of the Guarantors certifies that each such Person is and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing under the Loan Documents, as amended by this Amendment.

        8.     Waiver of Claims. The Borrower and each Guarantor acknowledges, represents and agrees that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or the Lenders, or any past or present officers, agents or employees of the Agent or the Lenders, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

        9.     Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Loan Documents, including, without limitation, the Loan Agreement, remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm, the Loan Documents and the Loan Agreement as modified and amended herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of the Borrower and the Guarantors under the Loan Documents.

        10.   Effective Date. This Amendment shall be deemed effective and in full force and effect upon the execution and delivery of this Amendment by the Borrower, the Guarantors, the Agent and the Lenders.

        11.   Amendment as Loan Document. This Amendment shall constitute a Loan Document.

        12.   Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

        13.   Miscellaneous. This Amendment shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement and the Guaranties.

[Remainder of Page Intentionally Left Blank; Signatures on Following Page]

        IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:
AMERIVEST PROPERTIES INC., a Maryland corporation
By:	/s/ JOHN B. GREENMAN
Name:	John B. Greenman
Title:	Vice President
[CORPORATE SEAL]
GUARANTORS:
AMERIVEST CHATEAU INC., a Texas corporation
By:	/s/ JOHN B. GREENMAN
Name:	John B. Greenman
Title:	Vice President
[CORPORATE SEAL]
AMERIVEST GREENHILL INC., a Texas corporation
By:	/s/ JOHN B. GREENMAN
Name:	John B. Greenman
Title:	Vice President
[CORPORATE SEAL]

LENDERS:
KEYBANK NATIONAL ASSOCIATION, a national banking association
By:	/s/ DANIEL P. STEGEMOELLER
Name:	Daniel P. Stegemoeller
Title:	Vice President
U.S. BANK NATIONAL ASSOCIATION
By:	/s/ PETER F.C. ARMSTRONG JR.
Name:	Peter F.C. Armstrong Jr.
Title:	Vice President
AGENT:
KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent
By:	/s/ DANIEL P. STEGEMOELLER
Name:	Daniel P. Stegemoeller
Title:	Vice President

QuickLinks

FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT